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             FORM OF PROXY - COMMERCIAL GUARANTY BANCSHARES, INC.


                                                               Exhibit 99.2


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   OF COMMERCIAL GUARANTY BANCSHARES, INC.

   The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders of Commercial Guaranty Bancshares, Inc., a Kansas corporation,
and the accompanying joint proxy statement/prospectus dated                ,
2000, and revoking any proxy heretofore given, hereby constitutes and
appoints                          ,                      , and              ,
and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of Commercial Guaranty Bancshares, Inc. standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Special Meeting of Shareholders of Commercial Guaranty Bancshares, Inc. to be held at
                      on                                   , 2000 at
 .m. local time, or at any adjournments or postponements thereof, upon the following items as set forth in the Notice of Special Meeting and more fully described in the joint proxy statement/prospectus.

      1. Approval of Merger Agreement. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of January 5, 2000, as amended, between Enterbank Holdings, Inc. and Commercial Guaranty Bancshares, Inc. and the transactions contemplated by the merger agreement, including the merger of Commercial Guaranty Bancshares, Inc. with Enterbank Acquisition Corp. I.

             [_] FOR                 [_] AGAINST             [_] ABSTAIN

      2. Other Business. The proxies are authorized to vote in their discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER HEREIN SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS TO COME BEFORE THE SPECIAL MEETING.

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Number of Common Shares -----             Dated -------------------, 2000


I/We [_] do or [_] do not expect to attend this meeting.


                                       SHAREHOLDER(S)



                                       --------------------------------------
                                       (Signature)



                                       --------------------------------------
                                       (Signature)


                                       (Please mark, date and sign this proxy
                                       exactly as your name appears hereon
                                       and return this proxy promptly in the
                                       enclosed envelope. Executors,
                                       administrators, guardians, officers of
                                       the corporation and others signing in a
                                       fiduciary capacity should state their
                                       full titles as such. If shares are held
                                       by joint tenants or as community
                                       property, both should sign.)


                       DO NOT FOLD, STAPLE OR MUTILATE

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.